                                                                      Exhibit 25

--------------------------------------------------------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------
                                   FORM T-1

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
            TRUSTEE PURSUANT TO SECTION 305(b)(2)____________

                        -------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                       Bankers Trust Company
                       Legal Department
                       130 Liberty Street, 31st Floor
                       New York, New York  10006
                       (212) 250-2201
                       (Name, address and telephone number of agent for service)

                       ---------------------------------

                    THE CONNECTICUT LIGHT AND POWER COMPANY
              (Exact name of obligor as specified in its charter)


CONNECTICUT                                 06-030850
(State or other jurisdiction of             (I.R.S. Employer Identification no.)
Incorporation or organization)



SELDEN STREET
BERLIN, CONNECTICUT                        06037
(Address of principal executive offices)   (Zip Code)

                        -------------------------------

                             FIRST MORTGAGE BONDS
                      (Title of the indenture securities)

Item   1.  General Information.
                     Furnish the following information as to the trustee.

                     (a) Name and address of each examining or supervising
                         authority to which it is subject.

                     Name                                       Address
                     ----                                       -------
                     Federal Reserve Bank (2nd District)        New York, NY
                     Federal Deposit Insurance Corporation      Washington, D.C.
                     New York State Banking Department          Albany, NY

                     (b) Whether it is authorized to exercise corporate trust
                         powers.

                         Yes.

Item   2.  Affiliations with Obligor.

                     If the obligor is an affiliate of the Trustee, describe each such affiliation.

                     None.

Item   3. -15.       Not Applicable

Item  16.            List of Exhibits.

                     Exhibit 1 - Restated Organization Certificate of Bankers
                                 Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

                     Exhibit 2 - Certificate of Authority to commence business -
                                 Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                     Exhibit 3 - Authorization of the Trustee to exercise
                                 corporate trust powers -Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                     Exhibit 4 - Existing By-Laws of Bankers Trust Company, as
                                 amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

                     Exhibit 5 - Not applicable.

                     Exhibit 6 - Consent of Bankers Trust Company required by
                                 Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                     Exhibit 7 - A copy of the latest report of condition of
                                 Bankers Trust Company dated as of March 31,
                                 1997.

                     Exhibit 8 - Not Applicable.

                     Exhibit 9 - Not Applicable.

                                   SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of June, 1997.


                                                    BANKERS TRUST COMPANY


                                                    By: [SIGNATURE APPEARS HERE]
                                                        ------------------------
                                                        Scott F. Thiel
                                                        Assistant Vice President

                                   SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of June, 1997.


                                                    BANKERS TRUST COMPANY



                                                    By: /s/ Scott F. Thiel
                                                        ------------------------
                                                        Scott F. Thiel
                                                        Assistant Vice President


Legal Title of Bank:       Bankers Trust Company              Call Date:   3/31/97           ST-BK:    36-4840           FFIEC 031
Address:                   130 Liberty Street                 Vendor ID: D                   CERT:  00623                Page RC-1
City, State ZIP:           New York, NY  10006                                                                           11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                     ---------------

                                                                                                                        C400
                                                                                                     -------------------------------

                                                                        Dollar Amounts in Thousands       RCFD    Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                    / / / / / / / / / /
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                          / / / / / / / / / /
         a.   Noninterest-bearing balances and currency and coin(1) ...............................     0081       1,589,000   1.a.
         b.   Interest-bearing balances(2) ........................................................     0071       2,734,000   1.b.
  2.    Securities:                                                                                       / / / / / / / / / /
         a.   Held-to-maturity securities (from Schedule RC-B, column A) .......................        1754               0   2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)......................        1773       4,433,000   2.b.
  3    Federal funds sold and securities purchased under agreements to resell                           1350      26,490,000   3
  4.   Loans and lease financing receivables:                                                               / / / / / / / / /
        a.   Loans and leases, net of unearned income (from Schedule RC-C)   RCFD 2122    15,941,000        / / / / / / / / /  4.a.
        b.   LESS:   Allowance for loan and lease losses.................... RCFD  3123      708,000        / / / / / / / / /  4.b.
        c.   LESS:   Allocated transfer risk reserve .....................   RCFD  3128            0                           4.c
 4.c.                                                                                                       / / / / / / / / /
        d.   Loans and leases, net of unearned income,                                                     / / / / / / / / /
             allowance, and reserve (item 4 a minus 4.b and 4.c) .....................................  2125      15,233,000   4.d.
  5.   Assets held in trading accounts ...............................................................  3545      38,115,000   5.
  6.   Premises and fixed assets (including capitalized leases) ......................................  2145         924,000   6.
  7.   Other real estate owned (from Schedule RC-M) ..................................................  2150         188,000   7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)         2130         175,000   8.
  9.   Customers' liability to this bank on acceptances outstanding ..................................  2155         618,000   9.
 10.   Intangible assets (from Schedule RC-M) ........................................................  2143          17,000   10.
 11.   Other assets (from Schedule RC-F) .............................................................  2160       4,424,000   11.
 12.   Total assets (sum of items 1 through 11) ......................................................  2170      94,940,000   12.
                                                                                                     -------------------------------

--------------------------
(1)        Includes cash items in process of collection and unposted debits.
(2)        Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:     Bankers Trust Company                          Call Date: 3/31/97   ST-BK:    36-4840            FFIEC  031
Address:                 130 Liberty Street                             Vendor ID: D         CERT:  00623                 Page  RC-2
City, State Zip:         New York, NY  10006                                                                              12
FDIC Certificate No.:    00623

Schedule RC--Continued

                                                                       -------------------------------------------------------------

                                        Dollar Amounts in Thousands       / / / / / / / /     Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES                                                               / / / / / / / / / / / / / / / / / / / / / / / /
13. Deposits:                                                             / / / / / / / / / / / / / / / / / / / / / / /
    a.   In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)                                           RCON 2200             14,450,000                 13.a.
           (1)   Noninterest-bearing(1) ....RCON 6631    2,917,000...      / / / / / / / / / / / / / / / / / / / / / / /   13.a.(1)
           (2)  Interest-bearing ...........RCON 6636   11,533,000...      / / / / / / / / / / / / / / / / / / / / / / /   13.a.(2)
    b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (from Schedule RC-E part II)                                     RCFN 2200              23,456,000                13.b.
           (1)   Noninterest-bearing .......RCFN 6631   1,062,000          / / / / / / / / / / / / / / / / / / / / / / /
           (2)   Interest-bearing ..........RCFN 6636   22,394,000         / / / / / / / / / / / / / / / / / / / / / / /   13.b.(2)
14.    Federal funds purchased and securities sold under agreements to
       repurchase                                                         RCFD 2800               15,195,000               14
15.    a.   Demand notes issued to the U.S. Treasury ................                  RCON 2840                           0
       b.   Trading liabilities (from Schedule RC-D).................     RCFD 3548              18,911,000                15.b.
16.    Other borrowed money, (includes mortgage indebtedness nd
       obligations under capitalized leases):                              / / / / / / / / / / / / / / / / / / / / / / /
       a.   With original maturity of one year or less ..............                  RCFD 2332                 7,701,000
       b.   With original maturity of more than one year ............                  RCFD 2333                 4,438,000
17.    Not applicable ...............................................                                                      17.
18.    Bank's liability on acceptances executed and outstanding .....     RCFD 2920                 618,000                18.
19.    Subordinated notes and debentures ............................     RCFD 3200               1,226,000                19.
20.    Other liabilities (from Schedule RC-G) .......................     RCFD 2930               3,971,000                20.
21.    Total liabilities (sum of items 13 through 20) ...............                  RCFD 2948                89,966,000
                                                                           / / / / / / / / / / / / / / / / / / / / / / /

22.    Not applicable                                                                                                      22.
EQUITY CAPITAL                                                             / / / / / / / / / / / / / / / / / / / / / / /
23.    Perpetual preferred stock and related surplus ................     RCFD 3838                 600,000                23.
24.    Common stock .................................................     RCFD 3230               1,002,000                24.
25.    Surplus (exclude all surplus related to preferred stock) .....     RCFD 3839                 540,000                25.
26.    a.   Undivided profits and capital reserves ..................     RCFD 3632               3,241,000                26.a.
       b.   Net unrealized holding gains (losses) on
       available-for-sale securities ................................                  RCFD 8434         (           31,000)
27.    Cumulative foreign currency translation adjustments ..........                  RCFD 3284         (          378,000)
28.    Total equity capital (sum of items 23 through 27) ............                  RCFD 3210                  4,974,000
29.    Total liabilities, limited-life preferred stock, and equity
       capital (sum of items 21, 22, and 28) ........................     RCFD 3300              94,940,000                29.

Memorandum
To be reported only with the March Report of Condition.
   1.      Indicate in the box at the right the number of the statement below
           that best describes the most comprehensive level of auditing work                         Number
           performed for the bank by independent external                                          ------------------------
           auditors as of any date during 1996  ......................               RCFD    6724       1              M.1
                                                                               -------------------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                              State of New York,

                              Banking Department

           I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York,

                    this 21st day of March in the Year of our Lord one thousand
                         ----        -----
                    nine hundred and ninety-six.



                                                         Peter M. Philbin
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

           We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

           1.   The name of the corporation is Bankers Trust Company.

           2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

           3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

           4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

           "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

           "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

           6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

           IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                                        James T. Byrne, Jr.
                                                      -------------------------
                                                        James T. Byrne, Jr.
                                                        Managing Director


                                                        Lea Lahtinen
                                                      -------------------------
                                                        Lea Lahtinen
                                                        Assistant Secretary

State of New York              )
                               )  ss:
County of New York   )

           Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                             Lea Lahtinen
                                                       ------------------------
                                                             Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


           Sandra L. West
--------------------------
           Notary Public


              SANDRA L. WEST
      Notary Public State of New York          Counterpart filed in the
              No. 31-4942101                   Office of the Superintendent of
       Qualified in New York County            Banks, State of New York,
   Commission Expires September 19, 1996       This 21st day of March, 1996